UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 7, 2005

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200 Scottsdale, Arizona 85254
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On November 7, 2005, Spirit Finance Corporation (the “Company”) entered into a $200 million revolving secured credit facility with Credit Suisse, New York Branch, as agent for the buyers named therein.  The facility is structured as a master loan repurchase arrangement (“Repurchase Agreement”) and the Company’s borrowings under the facility will be secured by mortgages on specific properties owned by the Company or acquired in the future and pledged as collateral under the facility.  The facility is a revolving facility and allows the Company to continually borrow under the facility, subject to maximum limits, during its term of approximately one year and does not have any prepayment penalties.  The facility contains customary financial and restrictive covenants for borrowings of that type.  A copy of the Repurchase Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

10.1

Master Repurchase Agreement among Spirit Finance Corporation and Alpine Securitization Corp., Credit Suisse, New York Branch, as buyers, and Credit Suisse, New York Branch, as agent for the buyers, dated as of November 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: November 7, 2005	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Master Repurchase Agreement among Spirit Finance Corporation and Alpine Securitization Corp., Credit Suisse, New York Branch, as buyers, and Credit Suisse, New York Branch, as agent for the buyers, dated as of November 7, 2005.